EXHIBIT 32.1

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of Mutual Federal Bancorp, Inc. on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

In connection with the Annual Report of Mutual Federal Bancorp, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on March __, 2006 (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

March 30, 2006	/s/ Stephen M. Oksas
Stephen M. Oksas President and Chief Executive Officer

March 30, 2006	/s/ John L. Garlanger
John L. Garlanger Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.